As of October 31, 2017, the following persons or entities now own more than 25% of a Funds' voting securities.

Person/Entity

VICTORY SYCAMORE SMALL COMPANY OPPORTUNITY FUND
WELLS FARGO BANK N.A.                     25.7%

VICTORY EXPEDITION EMERGING MARKETS SMALL CAP FUND
CHARLES SCHWAB & CO., INC.                67.8%


As of October 31, 2017, the following persons or entities no longer own more than 25% of a Funds' voting security.

Person/Entity


VICTORY NEWBRIDGE LARGE CAP GROWTH FUND
MERRILL LYNCH, PIERCE, FENNER & SMITH

VICTORY EXPEDITION EMERGING MARKETS SMALL CAP FUND
NATIONAL FINANCIAL SERVICES LLC

VICTORY NEWBRIDGE GLOBAL EQUITY FUND
COMERICA BANK
GERLACH CO LLC

VICTORY NATIONAL MUNICIPAL BOND FUND
UBS FINANCIAL SERVICES INC.